Exhibit 99.1

Vista Gold Corp. Appoints Michel (Mike) Sylvestre to the Board of Directors

Denver, Colorado, February 15, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced that it has appointed Mr. Michel (Mike) Sylvestre as an independent director of the Company and increased the size of its Board of Directors from five to six. Mr. Sylvestre has also been appointed to the Health, Safety, Environment and Social Responsibility Committee of the Board. Mr. Sylvestre is a successful mining executive with over 45 years of international and domestic industry experience with major, mid-tier and junior companies. He retired in November 2022 from his position as Senior Vice President Americas at Kinross Gold Corp.  Mr. Sylvestre is a director of Hochschild Mining PLC and Nickel Creek Platinum Corp.

Vista’s Board Chair, Mr. Tracy Stevenson, commented, “We are pleased to welcome Mike Sylvestre to the Board and look forward to his contributions as we focus on maximizing shareholder value. Mike’s well-rounded technical expertise, corporate leadership roles, and international experience will be valuable as we pursue strategic opportunities for Vista and its Mt Todd gold project. Mike has proven success in existing and startup operations, focusing on safety excellence, process optimization, organizational effectiveness, community relations, and sustainability. We believe Mike will bring valuable insights and perspectives to the Board.”

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is Mt Todd, located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and demonstrates multiple opportunities to add value through growth of mineral resources, staged development, and other de-risking activities.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that Mike’s well-rounded technical expertise, corporate leadership roles, and international experience will be valuable as we pursue strategic opportunities for Vista and its Mt Todd gold project; our belief that Mike will bring valuable insights and perspectives to the Board; our belief that Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics; our belief that Mt Todd benefits from its location in a leading mining jurisdiction; and our belief that Mt Todd demonstrates multiple opportunities to add value through growth of mineral resources, staged development, and other de-risking activities are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023, subsequent Quarterly Reports on Form 10-Q, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.